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                                                                     EXHIBIT 4.1

RIGHTS CERTIFICATE NO.:                                           NO. OF RIGHTS:

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THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S
PROSPECTUS DATED        , 2004 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY
REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.
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                                   CD&L, INC.
              Incorporated under the laws of the State of Delaware

                NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
         EVIDENCING NON - TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
                      SHARES OF COMMON STOCK OF CD&L, INC.
                      SUBSCRIPTION PRICE: $1.016 PER SHARE

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THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW
YORK CITY TIME, ON         , 2004, UNLESS EXTENDED BY OR THE RIGHTS OFFERING IS
TERMINATED BY THE COMPANY (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").
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REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.001 per share, of CD&L, Inc., a Delaware corporation ("CD&L"), at a subscription price of $1.016 per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "CD&L, Inc. - Instructions as to Use of Subscription Rights Certificates" accompanying the Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares, not to exceed one times the Rights holder's Basic Subscription Privilege, pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Oversubscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock subscribed for under the Basic Subscription Privilege and the Over Subscription Privilege in accordance with the "CD&L, Inc. - Instructions as to Use of Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of CD&L, Inc. and the signatures of its duly authorized officers.

Dated:                    , 2004
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

-------------------------------------------------           ---------------------------------------------
             Albert W. Van Ness, Jr.                                      Mark T. Carlesimo,
Chairman of the Board and Chief Executive Officer           Vice President, General Counsel and Secretary


COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY,
TRANSFER AGENT AND REGISTRAR (NEW YORK, N.Y.)

By:
   ----------------------------------------------
   Authorized Signature


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                 DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

           For delivery by mail, hand delivery or overnight courier:

                    American Stock Transfer & Trust Company
                         Attention: Subscription Agent
                          59 Maiden Lane, Plaza Level
                            New York, New York 10038
                             Phone: (800) 937-5449

     Delivery other than in the manner or to the address listed above will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.


FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares under your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares under your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for ___________________ shares x $1.016 = $__________________
            (no. of new shares)   (subscription price)    (Payment)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Oversubscription Privilege:

I apply for ___________________ shares x $1.016 = $____________________________
            (no. of new shares)       (subscription price)         (Payment)

(c)  Total Amount of Payment Enclosed = $________________________

METHOD OF PAYMENT (CHECK ONE):

|_| Check or certified check, cashier's check or bank draft drawn on a U.S. bank, or a U.S. Postal money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

|_| Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005. ABA #021-000021, Account #323-062520.

If you do not indicate the number of shares being purchased, or do not forward full payment of the total Subscription Price for the number of shares that you indicate are being purchased, then you will be deemed to have exercised your Rights with respect to the maximum number of shares that may be purchased based on the actual payment delivered. CD&L will make this determination as follows:

     o you will be deemed to have exercised your Basic Subscription Privilege to the full extent of the payment received, and

     o if any funds remain, you will be deemed to have exercised your Over Subscription Privilege to the extent of the remaining funds.

If CD&L does not apply your full Subscription Price payment to your purchase of shares of Common Stock, the Subscription Agent will return the excess amount to you by mail without interest or deduction as soon as practicable after the Expiration Time of the Rights Offering.

FORM 2 - DELIVERY TO DIFFERENT ADDRESS

If you wish for a certificate representing the Common Stock underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.


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|_|  If permanent change of address, check here.

FORM 3 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.


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Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 - SIGNATURE GUARANTEE

This Form must be completed if you have completed Form 2.


Signature Guaranteed:
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                                        (Name of Bank or Firm)

By:
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                               (Signature of Officer)

IMPORTANT: The signature(s) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities Exchange Commission Rule 17Ad-15


FOR INSTRUCTIONS ON THE USE OF CD&L, INC. SUBSCRIPTION RIGHTS
CERTIFICATES, CONSULT RUSSELL J. REARDON, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF CD&L, INC., AT 201-487-7740.